SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)


                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

COMMON STOCK-PORTEC INC

          THE GABELLI PERFORMANCE PARTNERSHIP
                                12/17/97            1,000-           14.7500
          GABELLI FUNDS, INC.
               THE GABELLI CAPITAL ASSET FUND
                                12/31/97           16,300            14.1896
                                12/19/97            1,000            14.8000
          GAMCO INVESTORS, INC.
                                12/31/97            3,000            14.4167
                                12/19/97            2,000            14.5000
          GAMCO INVESTORS, INC.
                                12/31/97            5,000            14.1250
                                12/30/97            6,000            14.1458
                                12/29/97            4,000            14.5000
                                12/24/97            2,000            14.9688
                                12/23/97            4,000            14.7500
                                12/22/97            1,500            14.7500
                                12/22/97            7,000            14.7143
                                12/18/97            2,900            14.9461
                                12/17/97            3,000            14.7500















          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NY STOCK EXCHANGE.

          (2) PRICE EXCLUDES COMMISSION.




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